                              HEALTHEON CORPORATION

                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                       PERCENTAGE OF
      SUBSIDIARY LEGAL NAME                      JURISDICTION OF INCORPORATION           OWNERSHIP
---------------------------------             -----------------------------------   -------------------
ActaMed Corporation                                        Georgia                          100%

EDI Services, Inc.                                         Nevada                           100%

Metis Acquisition Corp.                                    Delaware                         100%